                                                               EXHIBIT 99(c)(2)

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

     AGREEMENT by and between Roney & Co., a Delaware corporation (the "Company"), and ________________ (the "Executive"), dated as of the ______ day of ____, 1998.

     In light of the acquisition (the "Acquisition") by First Chicago NBD Corporation ("FCN") of the assets and liabilities of Roney & Co., L.L.C. ("Roney"), and the transfer of certain of the Roney assets and liabilities to the Company pursuant to the Asset Purchase Agreement dated as of November 18, 1997 (the "Purchase Agreement") by and between Roney and FCN, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive to provide the Company with continuity of management and services after the Acquisition. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Effective Date. The "Effective Date" shall mean the Closing Date (as defined in the Purchase Agreement).

     2. Employment Period. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on third annual anniversary of the Effective Date (the "Employment Period").

     3. Terms of Employment. (a) Position and Duties. (i) During the Employment Period [period ending on the first annual anniversary of the Effective Date for the cfo], (A) the Executive shall serve as [ceo/coo/cfo] of the Company, and perform such services for the Company as are generally consistent with the authority, duties and responsibilities as are assigned to the Executive on the Effective Date or which may be assigned to the Executive thereafter by the Chief Executive Officer of the Company [the Board in the case of the CEO]; provided, however, that any and all such authority, duties and responsibilities shall be consistent with and similar to those duties which the Executive performed for Roney immediately prior to the Effective Date unless consented to by the Executive in such Executive's discretion.

     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (iii) Notwithstanding anything in this Agreement to the contrary, the Executive shall not be required to regularly work at an office which is located more than 50 miles outside of the radius of the current headquarters office of Roney at the Effective Date without the prior written consent of the Executive, which consent may be granted or withheld in the Executive's sole discretion.

     (b) Compensation. (i) Base Salary and Bonus. During the Employment Period [first year following the Effective Date for the cfo], the Executive shall receive a minimum annual base salary of [] and an annual cash bonus of [].

          (ii) Other Employee Benefits. During the Employment Period, the Executive shall be entitled to participate in other applicable employee plans or arrangements under the Company's compensation and benefit plans in effect at the Effective Date or in effect during the Employment Period, it being understood that FCN shall maintain Roney's compensation and other employee plans or arrangements existing on the Effective Date for a period of three years from the Effective Date or such shorter period as may be agreed upon by FCN and the Board.

     4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative. If the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

(b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of the Agreement, "Cause" shall mean:

     (i) the continued and willful failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after (A) a written demand for substantial performance is delivered to the Executive by the Board [or the Chief Executive Officer of the Company - for coo and cfo] which specifically identifies the manner in which the Board [or Chief Executive Officer] believes that the Executive has not substantially performed the Executive's duties and (B) a reasonable opportunity is provided to the Executive to cure such failure, or

     (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

     (iii) conviction of a felony or any other offense involving dishonesty or breach of trust, or entry of a guilty or nolo contendere plea by the Executive or participation in a pre-trial diversion with respect thereto, or

     (iv)  a material breach of the covenants contained in Section 7.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without a good faith belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the [Chief Executive Officer of the Company - for the COO and CFO] or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii), (iii) or (iv) above (and in the case of conduct described in subparagraph (i) above, such conduct was not cured within the period provided for in subparagraph (i)(B) above), and specifying the particulars thereof in detail.

     (c) Notice of Termination for Cause. Any termination by the Company for Cause shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

     (d) Certain Dates of Termination. If the Executive's employment is terminated by the Company for Cause, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice. If the Executive's employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination.

     5. Damages. (a) The Executive acknowledges that the continuity of existing senior management, including the Executive, following completion of the Acquisition was a critical factor in FCN's assessment of the likely benefits to be derived from the Acquisition and that the willingness of the senior Executives, including the Executive, to enter into employment agreements such as this was a material inducement to proceed with the Acquisition. The Executive also acknowledges that, if the Executive's employment hereunder is terminated prior to the end of the Employment Period by the Executive voluntarily and not for reasons attributable either to (i) the Company's failure to comply with the terms of this Agreement or (ii) such Executive's death or Disability (a "Voluntary Quit"), the damages to the Company would be material, but that the amount of such damages would be uncertain and not readily ascertainable.

     (b) Accordingly, the Executive agrees that if the Executive Voluntarily Quits prior to the expiration of the Employment Period, the Executive shall make a cash payment as and for liquidated damages. If the Voluntary Quit occurs prior to the first anniversary of the Effective Date, the amount of such cash payment shall be the amount set forth on Exhibit A hereto; if the Voluntary Quit occurs on or after the first anniversary, but prior to the second anniversary, of the Effective Date, the amount of such cash payment shall be the amount set forth on Exhibit A hereto; if the Voluntary Quit occurs on or after the second anniversary of the Effective Date, but prior to the expiration of the Employment Period, the amount of such cash payment shall be the amount set forth in Exhibit A.

     (c) The Executive acknowledges that the amounts referenced in this Section 5 and set forth in Exhibit A are reasonable in proportion to the probable damages likely to be sustained by the Company if the Executive Voluntarily Quits prior to the expiration of the Employment Period, that the amount of actual damages to be sustained by the Company in the event the Executive Voluntarily Quits is incapable of precise estimation, that the payment of such cash amounts by the Executive would not result in severe economic hardship for the Executive and his family, and that such cash payments are not intended to constitute a penalty or punitive damages for any purposes.

     (d) The Executive's payment obligations under this Section 5 shall be full recourse obligations and shall be secured by a pledge of the number of the shares of FCN Common Stock received by the Executive in the Acquisition (pursuant to Section II.A of the Purchase Agreement) pursuant to an Executive Pledge Agreement, in substantially the form of Exhibit B hereto (the "Pledge Agreement"), to be entered into by the Executive and the Company concurrently with the execution and delivery of this Agreement, provided that the Executive shall have the right to substitute collateral reasonably acceptable to the Company (the "Collateral") which shall then be subject to the Pledge Agreement. If the net proceeds of the disposition of such shares of FCN Common Stock or the Collateral pursuant to the Pledge Agreement are insufficient to satisfy the Executive's payment obligation hereunder, the Executive shall be obligated to make up the shortfall out of his or her other personal assets. If the net proceeds of the disposition of such shares of FCN Common Stock or the Collateral pursuant to the Pledge Agreement exceed the amount of the Executive's payment obligation hereunder, the Company promptly shall pay such excess amount and, if applicable, return any excess shares or Collateral, to the Executive as soon as is reasonably practicable.

     (e) No liquidated damages shall be payable by the Executive, the Pledge Agreement shall terminate and the FCN Common Stock or other Collateral held by the Company shall be returned to the Executive in accordance with the Pledge Agreement in the event the Executive's employment is terminated prior to the expiration of the Employment Period for any reason other than if the Executive Voluntarily Quits.

     (f) During the Employment Period, the provisions of this Section 5 and the Pledge Agreement shall constitute the Company's sole and exclusive remedy if an Executive Voluntarily Quits.

     6. Obligations of the Company upon Termination. (a) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of any accrued obligations with respect to the Executive, payment of a pro rata portion of the Executive's annual cash bonus for the year of the Executive's death, and a release of the shares of FCN Common Stock or Collateral subject to the Pledge Agreement. Any such accrued obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

     (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of any accrued obligations to the Executive, payment of a pro rata portion of the Executive's annual cash bonus for the year of the Executive's Disability, and a release of the shares of FCN Common Stock or Collateral subject to the Pledge Agreement. Any such accrued obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     (c) Cause or Voluntary Quit. If during the Employment Period the Executive's employment shall be terminated for Cause or the Executive Voluntarily Quits, this Agreement, other than the provisions of Sections 7 and 10 which shall survive such termination, shall terminate without further obligations to the Executive other than the obligation to pay to the Executive
(x) his annual base salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive (such deferred amounts payable pursuant to the terms of the applicable plan or deferral election) and
(z) any accrued vacation pay, in each case to the extent theretofore unpaid. In addition, in the case of a termination for Cause, the Company shall transfer to the Executive the shares of FCN Common Stock and Collateral, if any, subject to the Pledge Agreement and in the case where the Executive Voluntarily Quits, the Company shall transfer and/or pay to the Executive any shares of FCN Common Stock and Collateral held under the Pledge Agreement in excess of the amount of liquidated damages owing by the Executive.

     (d) Terminations Other than Death, Disability, Cause or Voluntary Quit. If, during the Employment Period, the Executive's employment with the Company shall be terminated other than by reason of death, Disability or for Cause, or the Executive shall Voluntarily Quit:

     (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          A. the Executive's annual base salary through the Date of Termination to the extent not theretofore paid; and

          B. the unpaid amount of the executive's annual base salary and annual cash bonus from the Date of Termination through the end of the Employment Period [through the end of the first anniversary of the Effective Date for the cfo];

     (ii) the Company shall pay to the Executive after the Date of Termination pursuant to the terms of the applicable plan and/or deferral election any compensation previously deferred (other than pursuant to a qualified plan) by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid;

     (iii) for 30 months after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the Company's welfare benefit plans, if any, if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits, if any, pursuant to such plans, the Executive shall be considered to have remained employed until 30 months after the Date of Termination and to have retired on the last day of such period; and

     (iv) the Company shall transfer to the Executive the shares of FCN Common Stock and Collateral, if any, subject to the Pledge Agreement.

     (e) Set-Off. The Company's obligation to pay any accrued obligations pursuant to this Section 6 (other than the Company's obligation to release shares of FCN Common Stock or Collateral subject to the Pledge Agreement as provided for in this Section 6) is subject to and may be reduced by all rights of set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive.

     7. Confidential Information. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliates all secret or confidential information, knowledge or data (including, without limitation, customer lists) relating to Roney, the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by Roney, the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such secret or confidential information, knowledge or data to anyone other than the Company and those designated by it.

     (b) In the event of a breach or threatened breach of this Section 7, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach and the Executive acknowledges that damages would be inadequate and insufficient.

     (c) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 7.

     8.   Indemnification. The Company hereby reaffirms its obligation under
Section V.L. of the Purchase Agreement to provide for indemnification of the Executive on the terms and conditions set forth in said Section V.L.

     9. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. This Agreement may be assigned by the Company with notice to, but without the consent of, the Executive to an affiliate of the

Company but may not be assigned to any other person without the prior written consent of the Executive; provided, however, that the Company may not assign this Agreement to an affiliate unless and until it concurrently assigns the Pledge Agreement to such affiliate. For purposes of this Section 9, an affiliate shall be an entity controlling, controlled by, or under common control with, the Company.

     (c) As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     10. Non-Solicitation. The Executive acknowledges that the Executive has and will learn confidential information relating to the customers of the Company and its affiliated companies. The Executive further acknowledges that the Company's relationships with its customers are extremely valuable to the Company and its affiliates, are generally the result of the investment of substantial time and effort by them, and tend to be near permanent. Therefore, the Executive agrees that in the event Executive's employment terminates during the Employment Period for any reason other than (i) as a result of a breach of this Agreement by the Company or (ii) as a result of the termination of the employment of the Executive by the Company without Cause, the Executive shall not, for a period of one year after the occurrence of such termination, for himself, or as the agent of, on behalf of, or in conjunction with, any person or entity, solicit or attempt to solicit, whether directly or indirectly: (A) any employee of the Company or its affiliated companies to terminate such employee's employment relationship with the Company or its affiliated companies, or (B) any business of the type provided by the Company or its affiliated companies from any person or entity that is or was a client, employee, or customer of the Company or its affiliated companies and had dealt with the Executive or any other employee of the Company or its affiliated companies under the supervision of the Executive.

     11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
     -------------------

     To the Executive named above at the address indicated for said Executive in the Company's records

     If to the Company:
     -----------------

     Roney & Co.
     c/o First Chicago NBD Corporation
     One First National Plaza
     Chicago, Illinois 60670
     Attention:  Terence C. Wise
                 Suite 0035


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee or a representative or authorized agent of such addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) From and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


EXECUTIVE                                   RONEY & CO.



                                                By:
-----------------------------                      -----------------------------
                                                    Name:
                                                    Title:

                                                                       EXHIBIT A
                                                                       ---------



Cash Payment for Voluntary Quit prior
to first annual anniversary of Effective Date*                    $
                                                                   ---------

Cash Payment for Voluntary Quit on or after
first annual anniversary of Effective Date and
prior to second annual anniversary of Effective Date*             $
                                                                   ---------

Cash Payment for Voluntary Quit on or after second
annual anniversary of Effective Date and prior to
third annual anniversary of Effective Date*                       $
                                                                   ---------

*To the extent that the aggregate amount of the Deferred Payment (as defined in the Purchase Agreement) payable pursuant to Section II.A of the Purchase Agreement is adjusted pursuant to the Purchase Agreement or as a result of the termination of another Principal's interest prior to the Effective Date, the amounts set forth on this Exhibit A for liquidated damages will be adjusted automatically by the amount of the increase or decrease in the Executive's Deferred Payment without the need for any action by the Executive or the Company. (For example, if the Executive's Deferred Payment amount is increased by $30,000, the liquidated damages amount set forth above will be increased by $30,000 for the period prior to the first annual anniversary of the Effective Date, will be increased by $20,000 for the period from and after the first annual anniversary and prior to the second annual anniversary of the Effective Date, and will be increased by $10,000 for the period from and after the second annual anniversary and prior to the third annual anniversary of the Effective Date.)

                                                                       EXHIBIT B
                                                                       ---------


                          EXECUTIVE PLEDGE AGREEMENT
                          --------------------------


     EXECUTIVE PLEDGE AGREEMENT, dated as of _______________, 199__ (this "Agreement"), by and between Roney & Co., a Delaware corporation ("Company"), and_________________ (the "Pledgor").


                                   RECITALS

          A. Employment Agreement. Company and the Pledgor have entered into an Executive Employment Agreement dated as of the date hereof (the "Employment Agreement"). (Capitalized terms used herein and not otherwise defined having the same meanings ascribed to them in the Employment Agreement.)

          B. The Pledge. Pursuant to Section 5(d) of the Employment Agreement, the Pledgor has agreed to secure the Pledgor's contingent payment obligations to the Company as set forth in Section 5(b) of the Employment Agreement (the "Liquidated Damages") by pledging to Company the shares (the "Pledged Shares") of common stock, $1.00 par value, of FCN (the "Common Stock") that were issued to the Pledgor pursuant to Section II.A of the Purchase Agreement, with the number of Pledged Shares to be reduced as set forth herein.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Pledge. As collateral security for the full and timely payment of the principal of the Liquidated Damages, the Pledgor hereby delivers, deposits, pledges, transfers and assigns to Company, in form transferable for delivery, and creates in Company a security interest in all the Pledged Shares and all certificates or other instruments or documents evidencing the same now owned by the Pledgor, and, except as set forth in Section 2(a) hereof, all proceeds thereof (together with any securities or property to be delivered to the Pledgor pursuant to Section 2(b) hereof, the "Pledged Securities").

          The Pledgor hereby delivers to Company appropriate undated security transfer powers duly executed in blank for the Pledged Securities set forth above and will deliver appropriate undated security transfer powers duly executed in blank for the Pledged Securities to be pledged hereunder from time to time.

          2. Administration of Security. The following provisions shall govern the administration of the Pledged Securities:

          (a) So long as no Event of Default has occurred and is continuing (as used herein, an "Event of Default" shall mean the Executive becoming obligated to make a cash payment to Company under Section 5(b) of the Employment Agreement and failing to make such cash payment when the same shall be due), the Pledgor shall be entitled to vote the Pledged Securities and to receive and retain all cash, and except as set forth in Section 2(b) below, other distributions thereon and give consents, waivers and ratifications in respect thereof.

          (b) If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any certificate representing Common Stock in respect of any stock split, reverse stock split, stock dividend or any distribution in connection with any reclassification, increase or reduction of capital, in each case, with respect to the Pledged Securities, the Pledgor agrees to accept the same as Company's agent and to hold the same in trust on behalf of and for the benefit of Company and to deliver the same forthwith to Company in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated security transfer powers duly executed in blank to be held by Company, subject to the terms of this Agreement, as additional collateral security for the Liquidated Damages.

          (c) The Pledgor shall immediately upon request by Company and in confirmation of the security interest hereby created, execute and deliver to Company such further instruments, deeds, transfers, assurances and agreements, in such form and substance as Company shall reasonably request, including any financing statements and amendments thereto, or any other documents, required under Delaware law and any other applicable law to protect the security interest created hereunder.

          (d) Subject to any sale or other disposition by Company of the Pledged Securities pursuant to this Agreement, the Pledged Securities shall be returned promptly to the Pledgor as set forth below:

               (i) upon the first anniversary of the date hereof, one-third of the number (the "Original Number") of the Pledged Shares set forth in Recital B of this Agreement (and any additional Pledged Securities received by or on behalf of the Pledgor in respect of such amount of such Pledged Shares) shall be returned to the Pledgor (and shall no longer be considered "Pledged Shares" or "Pledged Securities");

               (ii) upon the second anniversary of the date hereof, one-third of the Original Number of the Pledged Shares (and any additional Pledged Securities received by or on behalf of the Pledgor in respect of such amount of such Pledged Shares) shall be returned to the Pledgor (and shall no longer be considered "Pledged Shares" or "Pledged Securities"); and

               (iii) upon the earliest to occur of (A) the death or Disability of the Executive, (B) the third anniversary of the date hereof, (c) payment in cash or other satisfaction by the Pledgor of all Liquidated Damages due pursuant to Section 5(b) of the Employment Agreement and
          (D) termination of the Executive's employment for any reason other than a Voluntary Quit, all remaining Pledged Securities shall be returned to Pledgor and this Agreement shall terminate.

          (e) Company shall immediately upon request by the Pledgor execute and deliver to the Pledgor such instruments, deeds, transfers, assurances and agreements, in form and substance as the Pledgor shall reasonably request, including the withdrawal or termination of any financing statements and amendments thereto, or any filing, withdrawal, termination or amendment of any other documents, required under law to vest in Pledgor possession of any securities that are required to be returned to the Pledgor in accordance with
Section 2(d) hereof.

          (f) In the event the number of Pledged Shares to be returned to the Pledgor pursuant to Section 2 hereof includes a fractional share, the Company shall return to the Pledgor the number of whole Pledged Shares equal to the next lowest whole number of Pledges Shares.

          3.   Remedies in Case of an Event of Default.

          (a) If an Event of Default has occurred and is continuing, as its sole and exclusive remedy hereunder (whether or not the Company exercises such remedy), Company may take ownership (without payment of any consideration) of such number of Pledged Securities as are necessary (based upon the Fair Market Value thereof) to satisfy the unpaid portion of Liquidated Damages due and payable under Section 5(b) of the Employment Agreement by giving written notice to the Pledgor (the "Enforcement Notice"). Effective upon the giving of the Enforcement Notice, and without further action on the part of the parties to this Agreement, Company (or an affiliate of the Company) shall be deemed to have taken ownership of such Pledged Securities and to have disposed of such Pledged Securities for proceeds having a value equal to the Fair Market Value (as defined below) of such Pledged Securities as of such date. Company shall be deemed to have applied such proceeds to the payment of any unpaid Liquidated Damages. Any excess proceeds from the deemed sale of such Pledged Securities shall be for the Pledgor's account and shall be paid over to the Pledgor in cash no later than three days after the giving of the Enforcement Notice.

          (b) The "Fair Market Value" of the Pledged Securities as of any date for purposes of this Agreement means the product of (i) the number of shares of Pledged Securities on such date multiplied by (ii) the average of the daily closing prices for a share of Common Stock for the 10 consecutive trading days before the date the Executive Voluntarily Quits (the "Average Closing Price"). The closing price for each day will be the average closing price as reported on the New York Stock Exchange Composite

Transaction Tape or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported by the New York Stock Exchange.

          (c) Section 3(a) sets forth the exclusive remedies of Company in respect of the Pledged Securities. Company hereby waives (to the extent that such remedy arises solely by virtue of the security interest granted hereunder) any and all other remedies in respect of the collateral that are or may be available to it as a secured party under Article 9 of the Uniform Commercial Code. Neither failure nor delay on the part of Company to exercise any right, remedy, power or privilege provided for in this Section 3 shall operate as a waiver thereof.

          4. Substitute Collateral. The Pledgor may substitute for the Pledged Securities any collateral of equal or greater value (which, in the case of Pledged Securities, is the Fair Market Value thereof) reasonably acceptable to Company (the "Substitute Collateral"). From and after any such substitution, the Pledged Securities shall be released from this Agreement and the provisions of this Agreement shall apply to the Substitute Collateral to the same extent that such provisions would have applied to the Pledged Securities.

          5. Pledgor's Obligations Not Affected. The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by, (a) any subordination, amendment or modification of or addition or supplement to the Employment Agreement or any assignment or transfer of any thereof; (b) any exercise or non-exercise by Company of any right, remedy, power or privilege under or in respect of this Agreement, the Employment Agreement or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of Company, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (e) any substitution of collateral pursuant to Section 4 above; or
(f) any other act or omission to act or delay of any kind by the Pledgor, Company or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause (f), constitute a legal and equitable discharge of the Pledgor's obligations hereunder.

          6. Attorney-in-Fact. Company (and any affiliate of the Company) is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Company reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

          7. Termination. Upon the earliest to occur of the events set forth in Section 2(d)(iii) hereof, this Agreement shall terminate and Company shall return to the Pledgor the remaining Pledged Securities as provided in such Section.

          8. Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Employment Agreement.

          9. Binding Effect, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement. No transfer, sale, pledge, hypothecation or other disposition of Pledged Securities by the Pledgor shall be permitted hereunder, and any such transfer shall be null and void.

          10. Miscellaneous. Company and its assigns shall have no obligation in respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Agreement. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Agreement shall be binding upon the successors and assigns of the Pledgor. The captions in this Agreement are for convenience of reference only and shall not define or limit the provision hereof. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. This Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                        RONEY & CO.


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                        PLEDGOR

                                        ----------------------------------------

                         IRREVOCABLE STOCK/BOND POWER
                         ----------------------------

FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SOCIAL SECURITY OR TAXPAYER IDENTIFYING NO.

--------------------------------------------------------------------------------
(Name of transferee and mailing address including zip code must be clearly indicated)

                  ____________ shares of the ____________ stock of ______

IF STOCK,      {  represented by Certificate No. _______________________________


COMPLETE          standing in the name of the undersigned on the books of said
THIS PORTION      Company.

                  ____________________________ bonds of ________________________

IF BONDS,       { in the principal amount of $___________________, No.__________

COMPLETE        standing in the name of the undersigned on the books of said
THIS PORTION    Company.

                The undersigned does (do) hereby irrevocably constitute and appoint _________________________ attorney to transfer the said stock or bond(s), as the case may be, on the books of said Company, with full power of substitution in the premises.


Dated
      -------------
                                        ---------------------------------------
     IMPORTANT - READ CAREFULLY        (PERSONS EXECUTING THIS POWER SIGNS HERE)

The signature(s) to this Power must correspond with the name(s)
                                                                ----------------

as written upon the face of the stock certificate(s) or bond(s), as the case may be, in every particular without alteration or enlargement or any change whatever and must be guaranteed by ---------------- a commercial bank or a trust company having its principal office or a correspondent in the City of Chicago or by a firm having membership in the New York or Midwest Stock Exchange.